Exhibit 10.1
Borrower Registration Agreement and Limited Power of Attorney

This Borrower Registration Agreement (this "Agreement") is made and entered into between you and Prosper Funding LLC ("Prosper").
The Prosper marketplace is an online credit platform (the "Platform") operated by Prosper. Among other things, Prosper offers access to unsecured personal loans in the form of the promissory note attached hereto as Exhibit A (the "Promissory Note"). All loans originated through the Platform are made by WebBank, a Utah-chartered industrial bank ("WebBank" or "Bank"). A separate legal entity, Prosper Marketplace, Inc. ("PMI"), provides services to Bank in connection with the origination of such loans. Prosper services all loans made through the Platform, but has engaged certain third parties (including PMI) to act as agents of Prosper in the performance of such servicing. The following Agreement describes those services as well as your rights and obligations should you elect to register as a borrower on the Platform. Except for Section 23, when used in this Agreement "we" or "us" refers to Prosper, Bank and their respective agents and affiliates (including without limitation PMI in its capacity as agent of Prosper or Bank).
1. Registration as a Prosper Borrower. You are registering with Prosper as a borrower so that you can make loan requests or "listings" through the Platform. In entering into this Agreement, you are agreeing to comply with the Terms of Use for the Platform as well as any other rules or policies set forth on Prosper's website (www.prosper.com), any of which may be amended from time to time by Prosper in its sole discretion (collectively, as amended, the "Prosper Terms and Conditions"). The Prosper Terms and Conditions are accessible on Prosper's website.
We reserve the right to restrict access to the Platform to individuals who meet minimum credit guidelines and other criteria, as determined by us in our sole discretion.
2. Authorization to Obtain Credit Report. By registering on the Platform as a borrower, you authorize us or our agents (including PMI), to obtain credit reports from one or more consumer credit reporting agencies in connection with an application for an extension of credit or at any other time in our sole discretion during the term of your loan. We may use the credit reports for any lawful purpose, including but not limited to (i) for authentication purposes, to make sure you are who you say you are; (ii) to make credit decisions; (iii) for internal modeling and analysis purposes; (iv) to administer the sale of any Borrower Payment Dependent Notes ("Notes") associated with your loan or the sale of your loan in its entirety; (v) to obtain and display information and characteristics from your credit report to potential investors in your loan or Notes associated with your loan including purchasers on a secondary trading platform; and (vi) to market products or services to you. Information from your credit report will be displayed on the Prosper website with your listing. You authorize us to verify information in your credit report and your listing, and you agree that we may contact third parties without further notice to you to verify any such information.
3. Appointment of Limited Power of Attorney and Note Registrar. If your listing receives sufficient investor commitments to fund, and you do not withdraw your listing prior to expiration of the listing period, you hereby authorize each of Prosper and PMI (and their affiliates) to act as your true and lawful Attorney-in-Fact and agent, with full power of delegation and substitution, for you in your name, place and stead, in any and all capacities, to complete and execute a Promissory Note containing the material terms set forth on the attached Exhibit A on your behalf in favor of Bank and reflecting the debt obligation reflected on your final Truth in Lending disclosure(s). You further authorize Prosper and PMI (and their affiliates) to (i) perform each and every act necessary to be done in connection with executing such Promissory Note as you might or could do in person and (ii) approve, execute and deliver the provisions of any instruments, documents, agreements, powers, releases and certificates related to the Promissory Note and to perform each and every actions regarding the same, including but not limited to, any legal or beneficial assignment of the Promissory Note. This Power of Attorney is limited to the purpose described above.
This Power of Attorney may be revoked by contacting Prosper by emailing us at support@prosper.com or calling us at 1-866-615-6319 and closing your account only if done prior to the origination of your loan and execution of the Promissory Note on your behalf. If you choose to revoke this Power of Attorney prior to execution, we will be unable to process your loan request and any pending loan request will be considered withdrawn. Any act or thing lawfully done hereunder prior to any revocation and within the powers herein by any attorney in fact shall be binding on you and your heirs, legal and personal representatives and assigns.
You further appoint Prosper as your authorized agent (in such capacity the "Note Registrar") to maintain a book-entry system (the "Register") identifying the owners of such Promissory Note and the owners' addresses and payment instructions. The person or persons identified as owners of such Promissory Note in the Register shall be deemed to be the owner(s) of the Promissory Note for purposes of receiving payment of principal and interest on such Promissory Note and for all other purposes. Any transfer of such Promissory Note shall be effective only upon being recorded in the Register. The Note Registrar may retain the services of another party to fulfill its duties as Note Registrar. The Note Registrar's recordkeeping obligations will be unaffected by any transfers of the Promissory Note.
4. Listings. The Platform connects applicants who wish to obtain loans with investor members who wish to help fund them. To receive a loan, you, a borrower member, must submit a loan listing through the Platform. The listing is a request by you for a loan in the amount and at the interest rate specified in the listing. In order to submit a listing through the Platform, you must have a good faith intent to obtain and repay your loan, and your listing must be consistent with that intent.
In order for your listing to become a loan, you must receive aggregate funding commitments from Prosper investor members that equal or exceed the minimum funding amount applicable to your listing. After you submit your listing and complete certain verification stages, Prosper will allocate your listing to one of three funding channels, based upon an allocation methodology determined by Prosper: (i) the first channel allows investor members to commit to purchase Notes from Prosper, the payments of which are dependent on the payments you make on your loan (the "Note Channel"); (ii) the second channel allows investor members to commit to purchase 100% of your loan directly from Prosper ("Active Loan Channel"); and (iii) the third channel reserves your loan for sale to an investor member who has already committed to purchase loans like yours from Prosper ("Passive Loan Channel"). Prosper may add or remove funding channels and modify the allocation process at any time in its sole discretion. If your listing receives sufficient commitments to fund, Bank will originate a loan to you in an amount equal to the total amount of those commitments. If your listing is allocated to Passive Loan Channel, it will automatically be considered to have received a commitment equal to the amount of the loan requested.
If your listing is allocated to the Note Channel, investor members who purchase Notes tied to your loan may resell those Notes to other investor members on a secondary trading platform. Prosper may add or remove secondary trading platforms at any time in its sole discretion.
Information Included in Listings. To submit a listing, you must provide the amount of the loan you are requesting as well as your annual income, occupation and employment status. The minimum and maximum loan amounts you may request are posted on the Prosper website and are subject to change by us at any time without notice. We reserve the right to restrict the submission of listings through the Platform to applicants who meet minimum credit guidelines and other criteria, as determined by us in our sole discretion.
You authorize and agree that we may include in your listing any information from the credit report we obtain pursuant to Section 2 above, including but not limited to the following information:
(i) Your Prosper Rating, which is calculated by us but based on information from your credit report;
(ii) Your debt-to-income ratio, expressed as a percentage, reflecting the ratio between the amount of your monthly non-mortgage debt, as compared to the amount of monthly income that you indicated when completing your listing;
(iii) The number of accounts on which you are currently late on a payment;
(iv) The total past-due amount you owe on all delinquent and charged-off accounts;
(v) The number of 90+ days past due delinquencies on your credit report;
(vi) The number of public records (e.g., bankruptcies, liens, and judgments) on your credit report;
(vii) The month and year the oldest account on your credit report (e.g., revolving, installment, or mortgage credit) was opened;
(viii) The total number of credit lines appearing on your credit report, along with the number that are open and current;
(ix) The total balance on all of your open revolving credit lines;
(x) Your bankcard utilization ratio, expressed as a percentage, reflecting the ratio of the total balance used, to the aggregate credit limit on, all of your open bankcards; and
(xi) The number of inquiries made by creditors to your credit report in the last six months.
In addition, you authorize and agree that we may display any of the above information in a listing for a Note corresponding to your loan on a secondary trading platform, and that we may display updated information from your credit report, as well as information about the payment history and status of your loan, in any such listing.
Listings displayed on either Platform may also include any information we ask you to provide. You authorize us to verify your residence, income, employment and any other information you provide in connection with a listing or your registration as a borrower, and you agree that we may contact third parties to verify information you provide. If any such information changes after you submit a listing but before the listing expires, you must either (i) promptly notify us of the change, or (ii) if possible, withdraw your listing.
In creating your listing, or posting content anywhere on Prosper's website, you may not include (i) any personally identifiable information, including, without limitation, your name, address, phone number, email address, Social Security number, driver's license number, bank account number or credit card number, (ii) any information that reveals your race, color, religion, national origin, sex, marital status, age, sexual orientation, military status, source of income, or plans for having a family, and (iii) any information that is inconsistent with your obligations to refrain from engaging in any Prohibited Activities (as defined below) (any information of the type described in parts (i), (ii) or (iii) being, "Prohibited Information"). We may take remedial action with respect to any Prohibited Information you post on Prosper's web site, including without limitation canceling any listing containing Prohibited Information or deleting or modifying all or any portion of a listing description or other content that contains Prohibited Information; provided, however, that we are under no obligation to take any such action, and any posting of Prohibited Information by you on Prosper's web site is done solely at your own risk.
Listings Allocated to the Note Channel. Any person who visits the Prosper website will be able to view your listing and see your Prosper Rating as well as certain information about the loan you have requested; provided, however, information from your credit report will only be viewable by investor members.
We may elect in our sole discretion to give you a partial funding option, which means your loan will be funded if it receives commitments totaling less than the full amount of your requested loan but equal to or exceeding 70% of that amount (subject to the loan size minimum). Each loan listing related to a borrower who was offered the partial funding option will indicate the minimum amount required for the loan to fund. The current percentage threshold for partial funding is 70%, but we may change that threshold from time to time. Any such change will only affect listings created after the change is made.
Duration of Listings. A listing will expire at the earlier of (a) the time at which it has received commitments equal to the full amount of the loan requested (which could be immediately after being listed) or (b) if allocated to the Note Channel, 14 days after being allocated, unless the listing is withdrawn by you or cancelled by us prior to either of those events. If a listing is allocated to Active Loan Channel and does not receive commitments sufficient to fund within a reasonable amount of time determined in Prosper's sole discretion after being allocated, it will automatically be reallocated to the Note Channel.
WITHDRAWAL OF LISTINGS. YOU HAVE THE RIGHT TO WITHDRAW YOUR LISTING AT ANY TIME PRIOR TO THE EXPIRATION OF THE LISTING PERIOD AS DESCRIBED ABOVE. AFTER THE LISTING PERIOD EXPIRES, YOU WILL NO LONGER HAVE THE RIGHT TO WITHDRAW YOUR LISTING. IF A LOAN IS MADE TO YOU, YOU DO NOT HAVE ANY RIGHT TO RESCIND THE LOAN.
If you elect to withdraw your listing, the inquiry posted on your credit profile upon your acceptance of this Agreement will not be removed. We reserve the right, in our sole discretion, to limit the number of listings you submit or attempt to submit through the Platform.
Additional Loans. Additional loans are subject to additional restrictions. The guidelines and eligibility requirements for additional loans are posted on the Prosper website and are subject to change by us in our sole discretion at any time without notice. Subject to these requirements, you may have up to two loans outstanding at any one time, provided that the aggregate outstanding principal balance of your loans does not exceed the maximum loan amount then in effect. You may not submit a listing for a second loan unless you meet the eligibility requirements then in effect as of the date of such submission.
Prohibited Activities. You agree that you will not, in connection with any listings, investor commitments, loans or other transactions involving or potentially involving Prosper or Bank, (i) make any false, misleading or deceptive statements or omissions of material fact; (ii) misrepresent your identity, or describe, present or portray yourself as a person other than yourself; (iii) give to or receive from, or offer or agree to give to or receive from, any Prosper investor member or other person any fee, bonus, additional interest, kickback or thing of value of any kind, including in exchange for such person's commitment, or offer or agreement to make a commitment with respect to your listing; and (iv) represent yourself to any person as a director, officer or employee of Prosper, PMI or Bank, unless you are such director, officer or employee.
5. Right to Verify Information and Cancel Funding.
a. We reserve the right to verify the accuracy of all information provided by borrower and investor members in connection with listings, investor commitments and loans. We also reserve the right to determine in our sole discretion whether a registered user is using, or has used, the Prosper website illegally or in violation of any order, writ, injunction or decree of any court or governmental instrumentality, for purposes of fraud or deception, or otherwise in a manner inconsistent with the Prosper Terms and Conditions or any agreement between Prosper or Bank and such user. We may conduct our review at any time - before, during or after the submission of a listing, or before or after the funding of a loan. You agree to respond promptly to our requests for information in connection with any such review by us. We reserve the right to cancel your listing if we determine, under our sole discretion, that you have failed to respond to our requests for information in a timely manner in connection with our verification process.
b. In the event we determine, prior to funding a loan, that a listing, or an investor commitment for the listing, contains materially inaccurate information (including but not limited to inaccuracies related to the borrower's income, residence or creditworthiness, whether or not due to changes in circumstance) or was submitted illegally, in violation of any order, writ, injunction or decree of any court or governmental instrumentality, for purposes of fraud or deception, or otherwise in a manner inconsistent with the Prosper Terms and Conditions or any member agreement, or was generated in error or is otherwise inconsistent with the applicable credit policy and criteria, we may refuse to accept the listing or, if the listing has already been accepted, remove the listing from the Platform and cancel all investor commitments with respect to the listing.
c. When a listing receives commitments equal to or exceeding the minimum amount required for the loan to fund, we may conduct a "pre-funding" review prior to funding the loan. Loan funding occurs when loan proceeds are disbursed to or at the direction of the borrower. We may, at any time and in our sole discretion, delay funding of a loan (i) in order to enable us to verify the accuracy of information provided by borrower members, investor members in connection with the listing or investor commitments made with respect to the listing; (ii) to determine whether there are any irregularities with respect to the listing or the investor commitments; or (iii) if we become aware of information concerning the borrower member or the listing during our pre-funding review, as a result of which we determine, in our sole discretion, that the likelihood of the borrower not making payments on the loan is materially greater than would be expected based on the assigned Prosper Rating. We may cancel or proceed with funding the loan, depending on the results of our pre-funding review. If funding is cancelled, the listing will be removed from the Platform and all investor commitments against the listing will be cancelled. In the event we cancel funding of a loan, we will notify the borrower, and all investor members who made commitments with respect to the listing of such cancellation.
d. We may verify any of the information you provide in applying for a loan and creating a listing, and may require that you submit evidence sufficient to permit us to verify the information you provided or other information we deem necessary. We have sole discretion to determine what evidence suffices, and it is your obligation to provide that evidence. If you fail to do so within a reasonable timeframe within our discretion, we may cancel your listing.However, if we are able to obtain the information we require from other sources, or determine that the information is no longer necessary, your loan may originate even though you have not submitted the required documents.
e. If you provide your bank login credentials to a bank verification vendor hosted on Prosper's site, you agree that Prosper (including PMI), its agents and affiliates, and the Bank may access and obtain your bank account information, including your account and routing number, account holder name, and transactional history. We may access and obtain this information for any bank account available through your bank login credentials. You authorize Us to use this information for any lawful purpose, including to verify your bank account (including ownership), income and employment, identity, for anti-fraud purposes, and to determine or verify eligibility (including for a loan or for specific terms such as pricing). We will only access and obtain this information prior to the origination of your loan.
Depending on which service you select and which vendor Prosper utilizes, you may use Plaid Inc. ("Plaid") to gather your bank account information from certain financial institutions and provide that information to Prosper. You grant Plaid and Us the right, power and authority to act on your behalf to access and transmit your personal and financial information from the relevant financial institution, as described above. By using the Plaid service, you agree that you are providing your bank login credentials to Plaid and that your personal and financial information will be transferred, stored and accessed by Plaid in accordance with the Plaid Privacy Policy. For information on how Plaid stores and uses your bank credentials and account information, please review Plaid's privacy policy, available at http://plaid.com/legal.
You understand that if you provide inaccurate credentials, your bank may restrict your ability to access your account information until you can establish your identity and reset your credentials, and we may be unable to process your loan application. If we are not able to verify necessary items through this process, you may be required to undergo manual verification.
6. Matching of Investor Commitments and Listings; Loan Funding.
a. If your listing is allocated to the Note Channel, Prosper investor members will be able to view your listing and commit funds to purchase Notes issued by Prosper, the payments on which will be dependent on payments Prosper receives from you on your loan. In other words, the Prosper investor members who committed funds will receive payments on their Notes only to the extent you make payments on your loan. If your listing is allocated to the Active Loan Channel or the Passive Loan Channel, Prosper investor members will commit funds to purchase from Prosper a Promissory Note evidencing the loan made by Bank to you.
b. A match of your listing with one or more investor commitments equal to or exceeding the minimum amount required for the loan to fund, will result in a loan from Bank to you, subject to our right to verify information as described above. The loan will be evidenced by a Promissory Note in the form set forth on the attached Exhibit A. Depending on the loan product you receive, loan proceeds are disbursed into your designated deposit account or they are paid directly to a merchant in satisfaction of your purchase of goods and/or services from that merchant. The loan may be sold by Bank to Prosper, and Prosper may hold the loan or sell it to one of its investor members. Prosper or its agents will service the loan on behalf of the loan's owner.
c. We do not warrant or guaranty that your listing will be matched with any investor commitments. Your listing must receive one or more investor commitments equal to or exceeding the minimum amount required for the loan to fund in order for a loan to be made.
d. To safeguard your privacy rights, your name and address will not be included in your listing. Only your Prosper screen name will appear on your listing, and only the screen name of the investor members will appear with investor commitments.
7. Compensation. If you receive a loan, you must pay Bank a non-refundable origination fee. The amount of the estimated origination fee is stated in the disclosures provided to you at the time you apply. This amount will decline if you've been offered a partial funding option and your loan is not 100% funded. Notwithstanding the foregoing, no amount of the finally determined fee is refundable. The finally determined fee will be stated in your Truth in Lending disclosure. This fee will be deducted from your loan proceeds, so the loan proceeds delivered to you or at your direction will be less than the full amount of your issued loan. You acknowledge that the origination fee will be considered part of the principal on your loan and is subject to the accrual of interest.
8. Making Your Loan Payments. At the time you register as a borrower, you must provide your bank account information to facilitate transfers of funds to and from your bank account. Your loan payments will be made by the payment method you choose. Prosper or its agents will act as the servicer for all loans you obtain through the Platform, and all communications regarding your loan must be made to Prosper or its agents.
9. Collection & Reporting of Delinquent Loans. In the event you do not make your loan payments on time, Bank or any subsequent owner of the loan will have all remedies authorized or permitted by the Promissory Note and applicable law. In addition, if you fail to make timely payments on your loan, your loan may be referred to a collection agency for collection. Prosper or its agents may report loan payment delinquencies in excess of thirty (30) days to one or more credit reporting agencies in accordance with applicable law. See the "Permission to Contact" section below for additional important information.
10. No Guarantee. Neither Prosper nor Bank warrants or guarantees (1) that your listing will be matched with any investor commitments, or (2) that you will receive a loan as a result of submitting a listing.
11. Restrictions on Use. You are not authorized or permitted to use the Prosper website to obtain, or attempt to obtain, a loan for someone other than yourself. You are not authorized or permitted to use the Prosper website to obtain, or attempt to obtain, a loan for the purpose of (i) buying, carrying or trading in securities or for the purpose of buying or carrying any part of an investment contract security, (ii) paying for postsecondary educational expenses (i.e., tuition, fees, required equipment or supplies, or room and board) at a college/university/vocational school, as the term "postsecondary educational expenses" is defined in Bureau of Consumer Financial Protection Regulation Z, 12 C.F.R. § 1026.46(b)(3), or (iii) engaging in any illegal activity or gambling, and you warrant, represent and agree that you will not use the proceeds of any loan for such purposes. You must be an owner of the deposit account you designate for electronic transfers of funds, with authority to direct that loan payments be made from the account. Although you are registering as a borrower member, you may also register and participate on the Platform as an investor member. If you participate on the Platform as an investor member, any amounts in your Prosper funding account are subject to set-off against any delinquent amounts owing on any loans you obtain as a Prosper borrower. You will not receive further notice in advance of our exercising our right to set-off amounts in your Prosper funding account against any delinquent amounts owing on any loans you obtain. If you obtain a loan and fail to pay your loan in full, whether due to default, bankruptcy or other reasons, you will not be eligible to submit any further listings or re-register with Prosper as a borrower or investor member. We may in our sole discretion, with or without cause and with or without notice, restrict your access to the Prosper website or Platform.
12. Authority. You warrant and represent that you have the legal competence and capacity to execute and perform this Agreement.
13. Termination of Registration. Prosper may, in its sole discretion, with or without cause, terminate this Agreement at any time by giving you notice as provided below. In addition, upon our determination that you committed fraud or made a material misrepresentation in connection with a listing, investor commitment or loan, performed any prohibited activity, or otherwise failed to abide by the terms of this Agreement or the Prosper Terms and Conditions, we may, in our sole discretion, immediately and without notice, take one or more of the following actions: (i) terminate or suspend your right to submit listings or otherwise participate on the Platform; or (ii) terminate this Agreement and your registration with Prosper. Upon termination of this Agreement and your registration with Prosper, any listings you have submitted through the Platform shall be cancelled, and will be removed from the Platform immediately. Any loans you obtain prior to the effective date of termination resulting from listings you had placed on the Platform shall remain in full force and effect in accordance with their terms.
14. Prosper's Right to Modify Terms. Prosper has the right to change any term or provision of this Agreement or the Prosper Terms and Conditions. Prosper will give you notice of material changes to this Agreement, in the manner set forth in Section 16. You authorize us to correct obvious clerical errors appearing in information you provide to us, without notice to you, although we expressly undertake no obligation to identify or correct such errors. This
Agreement, along with the Prosper Terms and Conditions, represents the entire agreement between you and Prosper regarding your participation as a borrower on the Platform, and supersedes all prior or contemporaneous communications, promises and proposals, whether oral, written or electronic, between you and Prosper with respect to your involvement as a borrower on the Platform.
15. Posting of Personal Information. You may not include or display any personally identifying information of any Prosper member anywhere on the Prosper website, including, without limitation, any Prosper member's name, address, phone number, email address, Social Security number, driver's license number, bank account number or credit card number.
16. Notices. All notices and other communications hereunder shall be given either by: (1) email to your registered email address; (2) message to your Prosper message inbox; (3) posting on your Prosper account's login, post-login, or home page; (4) posting to your Prosper account; (5) posting on the Prosper website, (6) deposit with U.S. mail or other nationally recognized courier, and shall be deemed to have been duly given and effective upon transmission or posting, or (7) any other means authorized by you. It is your responsibility to monitor these areas. You can contact us by sending an email to support@prosper.com. You agree to notify Prosper if your registered email address changes, and you agree to update your registered residence address, mailing address and telephone number on the Prosper website if any of those items changes.
17. No Warranties. Except for the representations contained in this Agreement, Prosper does not make any representations or warranties to you or any other party with regard to your use of the Prosper website or the Platform, including, but not limited to, any implied warranties of merchantability or fitness for a particular purpose.
18. Limitation on Liability. In no event shall any party to this Agreement be liable to any other party for any lost profits or special, exemplary, consequential or punitive damages, even if informed of the possibility of such damages. Furthermore, neither party makes any representation or warranty to any other party regarding the effect that the Agreement may have upon the foreign, federal, state or local tax liability of the other.
19. STATE NOTICES
California Residents: Married registrants may apply for a separate account.
Maine Residents: NOTICE TO CONSUMER: Do not sign this agreement before you read it. You are entitled to a copy of this agreement. Maine law requires that the following disclosures be provided to you before any contract is signed with, and before any money is paid to, Prosper or to third parties. The agreement between you and Prosper must be in writing and signed, and must contain a description of the services to be performed, payment details, any guarantees, the time frame of the contract, and offers of full or partial refunds, as well as a notice informing you of the importance of reading the contract and retaining a copy. Prosper has a $25,000 consumer protection bond on file with the State of Maine. If you have a claim against Prosper that cannot be resolved through informal means, you may institute an action to recover your loss from that bond by filing a written complaint with the Superintendent, Bureau of Consumer Credit Protection, 35 State House Station, Augusta, Maine 04333‑0035.
North Dakota Residents: NOTICE: MONEY BROKERS ARE LICENSED AND REGULATED BY THE DEPARTMENT OF FINANCIAL INSTITUTIONS, 2000 SCHAFER STREET, SUITE G, BISMARCK, NORTH DAKOTA 58501‑1204. THE DEPARTMENT OF FINANCIAL INSTITUTIONS HAS NOT PASSED ON THE MERITS OF THE CONTRACT AND LICENSING DOES NOT CONSTITUTE AN APPROVAL OF THE TERMS OR OF THE BROKER'S ABILITY TO ARRANGE ANY LOAN. COMPLAINTS REGARDING THE SERVICES OF MONEY BROKERS SHOULD BE DIRECTED TO THE DEPARTMENT OF FINANCIAL INSTITUTIONS.
South Dakota Residents: Any improprieties in the making of this loan or loan practices related to this loan may be referred to the South Dakota Division of Banking. The Division of Banking is located at 1601 N. Harrison Avenue, Suite 1, Pierre, SD 57501. Phone: 605.773.3421.
Ohio Residents: The Ohio laws against discrimination require that all creditors make credit equally available to all credit worthy customers, and that credit reporting agencies maintain separate credit histories on each individual upon request. The Ohio civil rights commission administers compliance with this law.
Texas Residents: For questions or complaints about this loan, contact Prosper Marketplace, Inc. at 1‑866‑615‑6319 or support@prosper.com. Prosper Marketplace, Inc. is licensed and examined under Texas law by the Office of Consumer Credit Commissioner (OCCC), a state agency. If a complaint or question cannot be resolved by contacting Prosper Marketplace, Inc., consumers can contact the OCCC to file a complaint or ask a general credit‑related question. OCCC address: 2601 N. Lamar Blvd., Austin, Texas 78705. Phone: (800) 538‑1579. Fax: (512) 936‑7610. Website: occc.texas.gov. E‑mail: consumer.complaints@occc.texas.gov
Wisconsin Residents: No provision of a marital property agreement, a unilateral statement or a court decree adversely affects the interest of the creditor unless the creditor, prior to the time the credit is granted, is furnished a copy of the agreement, statement or decree or has actual knowledge of the adverse provision when the obligation to the creditor is incurred.
Please see the attached Promissory Note for additional important state notices.
20. Miscellaneous. You may not assign, transfer, sublicense or otherwise delegate your rights under this Agreement to another person without Prosper's prior written consent. Prosper may assign this Agreement at any time without your permission, unless prohibited by applicable law. Any such assignment, transfer, sublicense or delegation in violation of this Section 20 shall be null and void. This Agreement shall be governed by federal law and, to the extent that state law applies, the laws of the State of Delaware. Any waiver of a breach of any provision of this Agreement will not be a waiver of any other breach. Failure or delay by either party to enforce any term or condition of this Agreement will not constitute a waiver of such term or condition. If any part of this Agreement is determined to be invalid or unenforceable under applicable law, then the invalid or unenforceable provision will be deemed superseded by a valid enforceable provision that most closely matches the intent of the original provision, and the remainder of the Agreement shall continue in effect. Bank is not a party to this Agreement, but you agree that Bank is a third-party beneficiary and is entitled to rely on the provisions of this Agreement, including without limitation your representations, covenants and agreements herein. There are no third party beneficiaries to this Agreement other than Bank.
21. Performance by Prosper and Bank. You acknowledge and agree that any obligations of or actions by Prosper under this Agreement may be performed by PMI on behalf of Prosper in PMI's capacity as servicer or agent of Prosper under any administrative services or similar agreement entered into between PMI and Prosper pursuant to which Prosper appoints PMI as servicer or agent to provide administrative, management, servicing or other services to Prosper. You also acknowledge and agree that any obligations of or actions by Bank under this Agreement may be performed by PMI on behalf of Bank in PMI's capacity as agent of Bank under any loan program or similar agreement entered into between PMI and Bank pursuant to which Bank appoints PMI as agent to provide services to Bank.
22. Separate Entities. Notwithstanding Section 21, you acknowledge and agree that Prosper, Bank and PMI are separate legal entities and that neither entity has guaranteed the performance by the other entity of its obligations hereunder.
23. Arbitration. RESOLUTION OF DISPUTES: YOU ACKNOWLEDGE THAT YOU HAVE READ THIS PROVISION CAREFULLY, AND UNDERSTAND THAT IT LIMITS YOUR RIGHTS IN THE EVENT OF A DISPUTE BETWEEN YOU AND US. YOU UNDERSTAND THAT YOU HAVE THE RIGHT TO REJECT THIS PROVISION, AS PROVIDED IN PARAGRAPH (i) BELOW.
(a) In this Resolution of Disputes provision:
(i) "You" and "your" mean the individual entering into this Agreement, as well as any person claiming through such individual;
(ii) "We" and "us" mean Bank and Prosper Funding LLC and each of their respective parents, subsidiaries, affiliates, predecessors, successors, and assigns, as well as the officers, directors, and employees of each of them;
(iii) "Claim" means any dispute, claim, or controversy (whether based on contract, tort, intentional tort, constitution, statute, ordinance, common law, or equity, whether pre-existing, present, or future, and whether seeking monetary, injunctive, declaratory, or any other relief) arising from or relating to this Agreement or the relationship between us and you (including claims arising prior to or after the date of the Agreement, and claims that are currently the subject of purported class action litigation in which you are not a member of a certified class), and includes claims that are brought as counterclaims, cross claims, third party claims or otherwise, as well as disputes about the validity or enforceability of this Agreement or the validity or enforceability of this Section 23.
(b) Any Claim shall be resolved, upon the election of either us or you, by binding arbitration administered by the American Arbitration Association or JAMS, under the applicable arbitration rules of the administrator in effect at the time a Claim is filed ("Rules").  Any arbitration under this Agreement will take place on an individual basis; class arbitrations and class actions are not permitted.  If you file a claim, you may choose the administrator; if we file a claim, we may choose the administrator, but we agree to change to the other permitted administrator at your request (assuming that the other administrator is available). You can obtain the Rules and other information about initiating arbitration by contacting the American Arbitration Association at 1633 Broadway, 10th Floor, New York, NY 10019, www.adr.org; or by contacting JAMS at 1920 Main Street, Suite 300, Irvine, CA 92614, (949) 224-1810, www.jamsadr.com. The address for serving any arbitration demand or claim on us is Prosper Marketplace, Inc., 221 Main Street, Suite 300, San Francisco, CA 94105, Attention: Compliance.
(c) Claims will be arbitrated by a single, neutral arbitrator, who shall be a retired judge or a lawyer with at least ten years' experience. We agree not to invoke our right to elect arbitration of an individual Claim filed by you in a small claims or similar court (if any), so long as the Claim is pending on an individual basis only in such court.
(d) We will pay all filing and administration fees charged by the administrator and arbitrator fees up to $1,000, and we will consider your request to pay any additional arbitration costs. If an arbitrator issues an award in our favor, you will not be required to reimburse us for any fees we have previously paid to the administrator or for which we are responsible. If you receive an award from the arbitrator, we will reimburse you for any fees paid by you to the administrator or arbitrator. Each party shall bear its own attorney's, expert's and witness fees, which shall not be considered costs of arbitration; however, if a statute gives you the right to recover these fees, or fees paid to the administrator or arbitrator, then these statutory rights will apply in arbitration.
(e) Any in-person arbitration hearing will be held in the city with the federal district court closest to your residence, or in such other location as you and we may mutually agree. The arbitrator shall apply applicable substantive law consistent with the Federal Arbitration Act, 9 U.S.C. § 1-16, and, if requested by either party, provide written reasoned findings of fact and conclusions of law. The arbitrator shall have the power to award any relief authorized under applicable law. Any appropriate court may enter judgment upon the arbitrator's award. The arbitrator's decision will be final and binding except that: (1) any party may exercise any appeal right under the FAA; and (2) any party may appeal any award relating to a claim for more than $100,000 to a three-arbitrator panel appointed by the administrator, which will reconsider de novo any aspect of the appealed award. The panel's decision will be final and binding, except for any appeal right under the FAA. Unless applicable law provides otherwise, the appealing party will pay the appeal's cost, regardless of its outcome. However, we will consider any reasonable written request by you for us to bear the cost.
(f) YOU AND WE AGREE THAT EACH MAY BRING CLAIMS AGAINST THE OTHER ONLY IN OUR INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE PROCEEDING. Further, unless both you and we agree otherwise in writing, the arbitrator may not consolidate more than one person's claims. The arbitrator shall have no power to arbitrate any Claims on a class action basis or Claims brought in a purported representative capacity on behalf of the general public, other borrowers, or other persons similarly situated. The validity and effect of this paragraph (f) shall be determined exclusively by a court, and not by the administrator or any arbitrator.
(g) If any portion of this Section 23 is deemed invalid or unenforceable for any reason, it shall not invalidate the remaining portions of this section. However, if paragraph (f) of this Section 23 is deemed invalid or unenforceable in whole or in part, then this entire Section 23 shall be deemed invalid and unenforceable. The terms of this Section 23 will prevail if there is any conflict between the Rules and this section.
(h) YOU AND WE AGREE THAT, BY ENTERING INTO THIS AGREEMENT, THE PARTIES ARE EACH WAIVING THE RIGHT TO A TRIAL BY JURY OR TO PARTICIPATE IN A CLASS ACTION. YOU AND WE ACKNOWLEDGE THAT ARBITRATION WILL LIMIT OUR LEGAL RIGHTS, INCLUDING THE RIGHT TO PARTICIPATE IN A CLASS ACTION, THE RIGHT TO A JURY TRIAL, THE RIGHT TO CONDUCT FULL DISCOVERY, AND THE RIGHT TO APPEAL (EXCEPT AS PERMITTED IN PARAGRAPH (e) OR UNDER THE FEDERAL ARBITRATION ACT).
(i) You understand that you may reject the provisions of this Section 23, in which case neither us nor you will have the right to elect arbitration. Rejection of this Section 23 will not affect the remaining parts of this Agreement. To reject this Section 23, you must send us written notice of your rejection within 30 days after the date that this Agreement was made. You must include your name, address, and account number. The notice of rejection must be mailed to Prosper Marketplace, Inc., 221 Main Street, Suite 300, San Francisco, CA 94105, Attention: Legal Department. This is the only way that you can reject this Section 23.
(j) You and we acknowledge and agree that the arbitration agreement set forth in this Section 23 is made pursuant to a transaction involving interstate commerce, and thus the Federal Arbitration Act shall govern the interpretation and enforcement of this Section 23. This Section 23 shall survive the termination of this Agreement.
(k) This section shall not apply to covered borrowers as defined in the Military Lending Act.
24. Electronic Transactions. This Agreement includes your express consent to electronic transactions and disclosures, which consent is set forth in the section entitled "Consent to Doing Business Electronically" as disclosed in our Terms of Use on our website, the terms and conditions of which are expressly incorporated herein in their entirety. You expressly agree that each of (a) this Agreement and (b) any Promissory Note in the form set forth on the attached Exhibit A that we sign on your behalf, may comprise a
"transferable record" for all purposes under the Electronic Signatures in Global and National Commerce Act and the Uniform Electronic Transactions Act.
25. Permission to Contact. When you give us your contact information (including but not limited to home and/or mobile phone number, work phone number, address and email address), we have your permission to contact you at any of those numbers or addresses, and any other number, address or email address that you provide in the future or that we believe we may reach you through (unless prohibited by applicable law), about your Prosper accounts.  Your consent allows us to use written, electronic or verbal means to contact you, including but not limited to text messaging, artificial or prerecorded voice messages, automatic dialing technology and emails, for all purposes not prohibited by applicable law. Message and data rates may apply. Some of the purposes for calls and messages include (but are not limited to): suspected fraud or identity theft; obtaining information; transactions on or servicing of your account; and collecting on your account. Our rights under this Section extend to our affiliates, subsidiaries, parents, agents, vendors, and anyone so affiliated with the owner of any note evidencing a loan you obtain. Notify us immediately of any changes to your contact information by changing your contact information on your Prosper account information - settings page.
26. Military Lending Act. The Military Lending Act provides specific protections for active duty service members and their dependents in consumer credit transactions. This Section includes information on the protections provided to covered borrowers as defined in the Military Lending Act.
(a) Statement of MAPR.
Federal law provides important protections to members of the Armed Forces and their dependents relating to extensions of consumer credit. In general, the cost of consumer credit to a member of the Armed Forces and his or her dependent may not exceed an annual percentage rate of 36 percent. This rate must include, as applicable to the credit transaction or account: The costs associated with credit insurance premiums; fees for ancillary products sold in connection with the credit transaction; any application fee charged (other than certain application fees for specified credit transactions or accounts); and any participation fee charged (other than certain participation fees for a credit card account).
(b) The following sections of this Agreement and the Promissory Note shall not be applicable to, and shall not be enforceable against, a covered borrower as defined in the Military Lending Act: Section 23 of this Agreement and Section 18 of the Promissory Note.
(c) Oral Disclosures. Please call 1-855-993-2967 to obtain oral disclosures, including the statement of MAPR and the payment schedule applicable to your loan, required under the Military Lending Act.
Date: _______________
By: Prosper Funding LLC
(Signed Electronically)
_________________________________ [Borrower]
(Signed Electronically)
________________________________________
EXHIBIT A
Promissory Note
Loan ID: ____________
Borrower Address: ______________________________________________.
1. Promise to Pay. In return for a loan I have received, I promise to pay WebBank ("you") the principal sum of ___________________ Dollars ($__________), together with interest thereon commencing on the date of origination at the rate of ____ percent (___%) per annum simple interest. I understand that references in this Promissory Note ("Note") to you shall also include any person to whom you transfer this Note.
2. Payments. I will pay the principal, interest, and any late charges or other fees on this Note when due. This Note is payable in ___ monthly installments of $___________ each, consisting of principal and interest, commencing on the ________ day of _____________, and continuing until the final payment of __________________ on _______________, which is the maturity date of this Note. Because of the daily accrual of interest on my loan and the effect of rounding, my final payment may be more or less than my regular payment. My final payment shall consist of the then remaining principal, unpaid accrued interest and other charges due under this Note. All payments will be applied first to any unpaid fees then due, whether they are incurred as a result of failed payments, as provided in Paragraph 11, payment processing fees assessed, or any late payments, as provided in Paragraph 4; then to any interest then due; and then to principal. However, if I am delinquent, the application of my payments may change. No unpaid interest, fees or charges will be added to principal. I further acknowledge that, if I make my payments after the scheduled due date, or incur a charge/fee, this Note will not amortize as originally scheduled, which may result in a substantially higher final payment amount.
3. Interest. Interest will be charged on unpaid principal until the full amount of principal has been paid. Interest under this Note will accrue daily, on the basis of a 365-day year. The interest rate I will pay will be the rate I will pay both before and after any default.
4. Late Charge. If the full amount of any monthly payment is not made by its due date, I will pay you a late charge of the greater of $15 or 5.00% of the unpaid portion of the monthly payment. I will pay this late charge when it is assessed but only once on each late payment.
5. Claims and Defenses; Waiver of Defenses; Exception to Waiver. Except as otherwise provided in this Note, you are not responsible or liable to me for the quality, safety, legality, or any other aspect of any property or services purchased with the proceeds of my loan. If I have a dispute with any person from whom I have purchased such property or services, I agree to settle the dispute directly with that person.
If and only if the proceeds of my loan will be applied in whole or part to purchase property or services from a person or entity that has entered into a contractual relationship with you or Prosper related to financing of such property or services, the following notice may apply:
NOTICE
ANY HOLDER OF THIS CONSUMER CREDIT CONTRACT IS SUBJECT TO ALL CLAIMS AND DEFENSES WHICH THE DEBTOR COULD ASSERT AGAINST THE SELLER OF GOODS OR SERVICES OBTAINED WITH THE PROCEEDS HEREOF. RECOVERY HEREUNDER BY THE DEBTOR SHALL NOT EXCEED AMOUNTS PAID BY THE DEBTOR HEREUNDER.
6. Certification. I certify that the proceeds of my loan will not be applied in whole or in part to postsecondary educational expenses (i.e., tuition, fees, required equipment or supplies, or room and board) at a college/university/vocational school, as the term "postsecondary educational expenses" is defined in Bureau of Consumer Financial Protection Regulation Z, 12 C.F.R. § 1026.46(b)(3).
7. Method of Payment. I may make payments (i) by electronic fund transfer from an account that I designate using an automated clearinghouse (ACH) or (ii) by check.
I understand that payments by check may incur an additional processing fee of up to $5.00 for each payment by check. Currently applicable fees are available at www.prosper.com or by calling 1-866-615-6319. I will make all checks payable to Prosper Funding LLC and send them to Prosper Marketplace, Inc., P.O. Box 396081, San Francisco, CA 94139-6081 in a manner so as to ensure that it is received with sufficient time to process prior to my scheduled payment due date. To ensure efficient processing of my check, I will reference my loan number on the check.
I recognize that if I have automated withdrawal enabled, it is my responsibility to ensure that all amounts I owe are paid when due, even if not debited from my account.
If I close my account or if my account changes or is otherwise inaccessible such that you are unable to withdraw my payments from that account or process my check, I will notify you at least three (3) business days prior to any such closure, change or inaccessibility of my account, and authorize you to withdraw my payments, or I will provide a check, from another account that I designate.
With regard to payments made by automatic withdrawals from my account, I have the right to (i) stop payment of a preauthorized automatic withdrawal, or (ii) revoke my prior authorization for automatic withdrawals with regard to all further payments under this Note, by notifying the financial institution where my account is held, orally or in writing at least three (3) business days before the scheduled date of the transfer. I agree to notify you orally or in writing, at least three (3) business days before the scheduled date of the transfer, of the exercise of my right to stop a payment or to revoke my prior authorization for further automatic withdrawals.
8. Default and Remedies. If I fail to make any payment when due in the manner required by Paragraph 7, I will be delinquent.  If I (a) am delinquent, (b) file or have instituted against me a bankruptcy or insolvency proceeding or make any assignment for the benefit of creditors, or (c) in the event of my death, you may in your sole discretion deem me in default and accelerate the maturity of this Note and declare all principal, interest and other charges due under this Note immediately due and payable. If you deem me in default due to delinquency and if you exercise the remedy of acceleration, you will use reasonable efforts to provide prior notice of acceleration.
9. Prepayments. I may prepay this Note in full or in part at any time without penalty. I acknowledge that partial prepayments will not change the due date or amount of my monthly payment.
10. Waivers. You may accept late payments or partial payments, even though marked "paid in full," without losing any rights under this Note, and you may delay enforcing any of your rights under this Note without losing them. You do not have to (a) demand payment of amounts due (known as "presentment"), (b) give notice that amounts due have not been paid (known as "notice of dishonor"), or (c) obtain an official certification of nonpayment (known as "protest"). I hereby waive presentment, notice of dishonor and protest. Even if, at a time when I am in default, you do not require me to pay immediately in full as described above, you will still have the right to do so if I am in default at a later time. Neither your failure to exercise any of your rights, nor your delay in enforcing or exercising any of your rights, will waive those rights. Furthermore, if you waive any right under this Note on one occasion, that waiver will not operate as a waiver as to any other occasion.
11. Insufficient Funds Charge. If I attempt to make a payment, whether by automated withdrawal from my designated account or by other means, and the payment cannot be made due to (i) insufficient funds in my account, (ii) the closure, change or inaccessibility of my account without my having notified you as provided in Paragraph 7, or (iii) for any other reason (other than an error by you), I will pay you an additional fee of $15 for each returned or failed automated withdrawal or other item, unless prohibited by applicable law. I will pay this fee when it is assessed.
12. Attorneys' Fees. To the extent permitted by law, I am liable to you for your legal costs if you refer collection of my loan to a lawyer who is not your salaried employee. These costs may include reasonable attorneys' fees as well as costs and expenses of any legal action.
13. Loan Charges. If a law that applies to my loan and sets maximum loan charges is finally interpreted so that the interest or other loan charges collected or to be collected in connection with my loan exceed the permitted limits, then: (a) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (b) any sums already collected from me that exceeded permitted limits will be refunded to me. You may choose to make this refund by reducing the principal I owe under this Note or by making a direct payment to me.
14. Assignment. I may not assign any of my obligations under this Note without your written permission. You may assign this Note at any time without my permission. Unless prohibited by applicable law, you may do so without telling me. My obligations under this Note apply to all of my heirs and permitted assigns. Your rights under this Note apply to each of your successors and assigns.
15. Notices. All notices and other communications hereunder shall be given in writing and shall be deemed to have been duly given and effective (i) upon receipt, if delivered in person or by facsimile, email or other electronic transmission, or (ii) one day after deposit prepaid for overnight delivery with a national overnight express delivery service. Except as expressly provided otherwise in this Note, notices to me may be addressed to my registered email address or to my address set forth above unless I provide you with a different address for notice by giving notice pursuant to this Paragraph, and notices to you must be addressed to WebBank at legal@prosper.com or c/o Prosper Marketplace, Inc., 221 Main Street, Third Floor, San Francisco, CA 94105, Attention: Legal Department.
16. Governing Law. This Note is governed by federal law and, to the extent that state law applies, the laws of the State of Utah.
17. Miscellaneous. No provision of this Note shall be modified or limited except by an agreement signed by both you and me. The unenforceability of any provision of this Note shall not affect the enforceability or validity of any other provision of this Note.
18. Arbitration. RESOLUTION OF DISPUTES: I HAVE READ THIS PROVISION CAREFULLY, AND UNDERSTAND THAT IT LIMITS MY RIGHTS IN THE EVENT OF A DISPUTE BETWEEN YOU AND ME. I UNDERSTAND THAT I HAVE THE RIGHT TO REJECT THIS PROVISION, AS PROVIDED IN PARAGRAPH (i) BELOW.
(a) In this Resolution of Disputes provision:
(i) "I," "me" and "my" mean the promisor under this Note, as well as any person claiming through such promisor;
(ii) "You" and "your" mean WebBank, any person servicing this Note for WebBank, any subsequent holders of this Note or any interest in this Note, any person servicing this Note for such subsequent holder of this note, and each of their respective parents, subsidiaries, affiliates, predecessors, successors, and assigns, as well as the officers, directors, and employees of each of them; and
(iii) "Claim" means any dispute, claim, or controversy (whether based on contract, tort, intentional tort, constitution, statute, ordinance, common law, or equity, whether pre-existing, present, or future, and whether seeking monetary, injunctive, declaratory, or any other relief) arising from or relating to this Note or the relationship between you and me (including claims arising prior to or after the date of the Note, and claims that are currently the subject of purported class action litigation in which I am not a member of a certified class), and includes claims that are brought as counterclaims, cross claims, third party claims or otherwise, as well as disputes about the validity or enforceability of this Note or the validity or enforceability of this Section.
(b) Any Claim shall be resolved, upon the election of either you or me, by binding arbitration administered by the American Arbitration Association or JAMS, under the applicable arbitration rules of the administrator in effect at the time a Claim is filed ("Rules"). Any arbitration under this arbitration agreement will take place on an individual basis; class arbitrations and class actions are not permitted . If I file a claim, I may choose the administrator; if you file a claim, you may choose the administrator, but you agree to change to the other permitted administrator at my request (assuming that the other administrator is available). I can obtain the Rules and other information about initiating arbitration by contacting the American Arbitration Association at 1633 Broadway, 10th Floor, New York, NY 10019, www.adr.org; or by contacting JAMS at 1920 Main Street, Suite 300, Irvine, CA 92614, (949) 224-1810, www.jamsadr.com. Your address for serving any arbitration demand or claim is WebBank, c/o Prosper Marketplace, Inc., 221 Main Street, Third Floor, San Francisco, CA 94105, Attention: Legal Department.
(c) Claims will be arbitrated by a single, neutral arbitrator, who shall be a retired judge or a lawyer with at least ten years' experience. You agree not to invoke your right to elect arbitration of an individual Claim filed by me in a small claims or similar court (if any), so long as the Claim is pending on an individual basis only in such court.
(d) You will pay all filing and administration fees charged by the administrator and arbitrator fees up to $1,000, and you will consider my request to pay any additional arbitration costs. If an arbitrator issues an award in your favor, I will not be required to reimburse you for any fees you have previously paid to the administrator or for which you are responsible. If I receive an award from the arbitrator, you will reimburse me for any fees paid by me to the administrator or arbitrator. Each party shall bear its own attorney's, expert's and witness fees, which shall not be considered costs of arbitration; however, if a statute gives me the right to recover these fees, or fees paid to the administrator or arbitrator, then these statutory rights will apply in arbitration.
(e) Any in-person arbitration hearing will be held in the city with the federal district court closest to my residence, or in such other location as you and we may mutually agree. The arbitrator shall apply applicable substantive law consistent with the Federal Arbitration Act, 9 U.S.C. § 1-16, and, if requested by either party, provide written reasoned findings of fact and conclusions of law. The arbitrator shall have the power to award any relief authorized under applicable law. Any appropriate court may enter judgment upon the arbitrator's award. The arbitrator's decision will be final and binding except that: (1) any party may exercise any appeal right under the FAA; and (2) any party may appeal any award relating to a claim for more than $100,000 to a three-arbitrator panel appointed by the administrator, which will reconsider de novo any aspect of the appealed award. The panel's decision will be final and binding, except for any appeal right under the FAA. Unless applicable law provides otherwise, the appealing party will pay the appeal's cost, regardless of its outcome. However, you will consider any reasonable written request by me for you to bear the cost.
(f) YOU AND I AGREE THAT EACH MAY BRING CLAIMS AGAINST THE OTHER ONLY IN OUR INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE PROCEEDING. Further, unless both you and I agree otherwise in writing, the arbitrator may not consolidate more than one person's claims. The arbitrator shall have no power to arbitrate any Claims on a class action basis or Claims brought in a purported representative capacity on behalf of the general public, other borrowers, or other persons similarly situated. The validity and effect of this paragraph (f) shall be determined exclusively by a court, and not by the administrator or any arbitrator.
(g) If any portion of this Section 18 is deemed invalid or unenforceable for any reason, it shall not invalidate the remaining portions of this section. However, if paragraph (f) of this Section 18 is deemed invalid or unenforceable in whole or in part, then this entire Section 18 shall be deemed invalid and unenforceable. The terms of this Section 18 will prevail if there is any conflict between the Rules and this section.
(h) YOU AND I AGREE THAT, BY ENTERING INTO THIS NOTE, THE PARTIES ARE EACH WAIVING THE RIGHT TO A TRIAL BY JURY OR TO PARTICIPATE IN A CLASS ACTION. YOU AND I ACKNOWLEDGE THAT ARBITRATION WILL LIMIT OUR LEGAL RIGHTS, INCLUDING THE RIGHT TO PARTICIPATE IN A CLASS ACTION, THE RIGHT TO A JURY TRIAL, THE RIGHT TO CONDUCT FULL DISCOVERY, AND THE RIGHT TO APPEAL (EXCEPT AS PERMITTED IN PARAGRAPH (e) OR UNDER THE FEDERAL ARBITRATION ACT).
(i) I understand that I may reject the provisions of this Section 18, in which case neither you nor I will have the right to elect arbitration. Rejection of this Section 18 will not affect the remaining parts of this Note. To reject this Section 18, I must send you written notice of my rejection within 30 days after the date that this Note was made. I must include my name, address, and account number. The notice of rejection must be mailed to WebBank, c/o Prosper Marketplace, Inc., 221 Main Street, San Francisco, CA 94105, Attention: Legal Department. This is the only way that I can reject this Section 18.
(j) You and I acknowledge and agree that the arbitration agreement set forth in this Section 18 is made pursuant to a transaction involving interstate commerce, and thus the Federal Arbitration Act shall govern the interpretation and enforcement of this Section 18. This Section 18 shall survive the termination of this Note and the repayment of any or all amounts borrowed thereunder.
(k) This section shall not apply to covered borrowers as defined in the Military Lending Act.
19. Electronic Transactions. THIS NOTE INCLUDES YOUR EXPRESS CONSENT TO ELECTRONIC TRANSACTIONS AND DISCLOSURES, WHICH CONSENT IS SET FORTH IN THE PARAGRAPH ENTITLED "CONSENT TO DOING BUSINESS ELECTRONICALLY" AS DISCLOSED IN PROSPER'S TERMS OF USE ON PROSPER.COM, THE TERMS AND CONDITIONS OF WHICH ARE EXPRESSLY INCORPORATED HEREIN IN THEIR ENTIRETY.  YOU EXPRESSLY AGREE THAT THIS NOTE MAY COMPRISE A "TRANSFERABLE RECORD" FOR ALL PURPOSES UNDER THE ELECTRONIC SIGNATURES IN GLOBAL AND NATIONAL COMMERCE ACT AND THE UNIFORM ELECTRONIC TRANSACTIONS ACT.
20. Registration of Note Owners. I have appointed Prosper Funding LLC as my authorized agent (in such capacity, the "Note Registrar") to maintain a book-entry system (the "Register") for recording the beneficial owners of interests in this Note (the "Note Owners"). The person or persons identified as the Note Owners in the Register shall be deemed to be the owner(s) of this Note for purposes of receiving payment of principal and interest on such Note and for all other purposes. With respect to any transfer by a Note Owner of its beneficial interest in this Note, the right to payment of principal and interest on this Note shall not be effective until the transfer is recorded in the Register.
21. State Notices
California Residents
Married registrants may apply for a separate account. As required by law, I am hereby notified that a negative credit report reflecting on my credit record may be submitted to a credit reporting agency if I fail to fulfill the terms of my credit obligations.
Iowa Residents
NOTICE TO CONSUMER: 1. Do not sign this paper before you read it. 2. You are entitled to a copy of this paper. 3. You may prepay the unpaid balance at any time without penalty and may be entitled to receive a refund of unearned charges in accordance with law.
IMPORTANT: READ BEFORE SIGNING. The terms of this agreement should be read carefully because only those terms in writing are enforceable. No other terms or oral promises not contained in this written contract may be legally enforced. I may change the terms of this agreement only by another written agreement.
Kansas Residents
NOTICE TO CONSUMER: 1. Do not sign this agreement before you read it. 2. You are entitled to a copy of this agreement. 3. You may prepay the unpaid balance at any time without penalty.
Missouri Residents
Oral or unexecuted agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable. To protect me (borrower(s)) and you (creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.
Nebraska Residents
A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and me from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.
New Jersey Residents
Because certain provisions of this Note are subject to applicable laws, they may be void, unenforceable or inapplicable in some jurisdictions. None of these provisions, however, is void, unenforceable or inapplicable in New Jersey.
Ohio Residents
The Ohio laws against discrimination require that all creditors make credit equally available to all credit worthy customers, and that credit reporting agencies maintain separate credit histories on each individual upon request. The Ohio civil rights commission administers compliance with this law.
Utah Residents
As required by Utah law, I am hereby notified that a negative credit report reflecting on my credit record may be submitted to a credit reporting agency if I fail to fulfill the terms of my credit obligations.
This Note is the final expression of the agreement between the parties and may not be contradicted by evidence of any alleged oral agreement.
Washington Residents
For primarily non-consumer purpose loans: Oral agreements or oral commitments to loan money, extend credit or to forbear from enforcing repayment of a debt are not enforceable under Washington law.
Wisconsin Residents
No provision of a marital property agreement, a unilateral statement or a court decree adversely affects the interest of the creditor unless the creditor, prior to the time the credit is granted, is furnished a copy of the agreement, statement or decree or has actual knowledge of the adverse provision when the obligation to the creditor is incurred.
22. Military Lending Act. The Military Lending Act provides specific protections for active duty service members and their dependents in consumer credit transactions. This Section includes information on the protections provided to covered borrowers as defined in the Military Lending Act.
(a) Statement of MAPR.
Federal law provides important protections to members of the Armed Forces and their dependents relating to extensions of consumer credit. In general, the cost of consumer credit to a member of the Armed Forces and his or her dependent may not exceed an annual percentage rate of 36 percent. This rate must include, as applicable to the credit transaction or account: The costs associated with credit insurance premiums; fees for ancillary products sold in connection with the credit transaction; any application fee charged (other than certain application fees for specified credit transactions or accounts); and any participation fee charged (other than certain participation fees for a credit card account).
(b) Section 18 of this Note shall not be applicable to, and shall not be enforceable against, a covered borrower as defined in the Military Lending Act.
(c) Oral Disclosures. Please call 1-855-993-2967 to obtain oral disclosures, including the statement of MAPR and the payment schedule applicable to your loan, required under the Military Lending Act.
23. By signing this Note, I acknowledge that I (i) have read and understand all terms and conditions of this Note, (ii) agree to the terms set forth herein, and (iii) acknowledge receipt of a completely filled-in copy of this Note.
Wisconsin Residents: NOTICE TO CUSTOMER: (a) DO NOT SIGN THIS IF IT CONTAINS ANY BLANK SPACES. (b) YOU ARE ENTITLED TO AN EXACT COPY OF ANY AGREEMENT YOU SIGN. (c) YOU HAVE THE RIGHT AT ANY TIME TO PAY IN ADVANCE THE UNPAID BALANCE DUE UNDER THIS AGREEMENT AND YOU MAY BE ENTITLED TO A PARTIAL REFUND OF THE FINANCE CHARGE.
CAUTION -- IT IS IMPORTANT THAT YOU THOROUGHLY READ THE CONTRACT BEFORE YOU SIGN IT.
Date: _______________
By: Prosper Marketplace, Inc.
Attorney-in-Fact for:
_________________________________ [Borrower]
(Signed Electronically)

Last Updated: June 2018